SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                            BEI ELECTRONICS, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4)
    and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

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                            BEI ELECTRONICS, INC.
                         ONE POST STREET, SUITE 2500
                           SAN FRANCISCO, CA 94104

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 6, 1997

TO THE STOCKHOLDERS OF BEI ELECTRONICS, INC.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of BEI Electronics, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 6, 1997 at 1:30 p.m. local time, at BEI Sensors & Systems Company, Inc., Duncan Electronics Division, 15771 Red Hill Avenue, Tustin, CA 92680, for the following purposes:

   1. To elect three directors to hold office until the Annual Meeting of Stockholders to be held in the year 2000.

   2. To approve the Company's 1987 Incentive Stock Option Plan, as amended, to change the name to the Amended 1987 Stock Option Plan, to provide that both incentive stock options and nonstatutory stock options may be granted under such plan, to provide that consultants to the Company may be granted stock options, to extend the term of the plan to January 15, 2007, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 100,000 shares, to add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and to add provisions with respect to Section 16 of the Securities Exchange Act of 1934, as amended.

   3. To approve the Company's 1992 Restricted Stock Plan, as amended, to extend the term of such plan to January 15, 2007, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares, to add provisions with respect to
      Section 162(m) of the Internal Revenue Code of 1986, as amended, and to add provisions with respect to Section 16 of the Securities Exchange Act of 1934, as amended.

   4. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending September 27, 1997.

   5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on January 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ ROBERT R. CORR

                                          Robert R. Corr
                                          Corporate Secretary

San Francisco, California
January 27, 1997

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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                            BEI ELECTRONICS, INC.
                         ONE POST STREET, SUITE 2500
                           SAN FRANCISCO, CA 94104

                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 6, 1997

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of BEI Electronics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 6, 1997, at 1:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at BEI Sensors & Systems Company, Inc., Duncan Electronics Division, 15771 Red Hill Avenue, Tustin, CA 92680. The Company intends to mail this proxy statement and accompanying proxy card on or about January 27, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Only holders of record of Common Stock at the close of business on January 14, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 14, 1997, the Company had outstanding and entitled to vote 6,982,509 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, One Post Street, Suite 2500, San Francisco, California 94104, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself

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revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

STOCKHOLDER PROPOSALS

   Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than September 29, 1997 in order to be included in the proxy statement and proxy relating to that annual meeting.

                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified or until his earlier death, resignation or removal.

   The Board of Directors is presently composed of seven members. There are three directors in the class whose term of office expires in 1997. The three nominees for election to this class, Richard M. Brooks, William G. Howard, Jr. and Peter G. Paraskos, are directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL
MEETING

RICHARD M. BROOKS

   Mr. Brooks, age 68, has been a director of the Company since 1987. He is currently an independent financial consultant. From 1987 to 1990, Mr. Brooks served as President of SFA Management Corporation, the managing general partner of St. Francis Associates, an investment partnership. He currently serves as a director of Longs Drug Store Corporation, Granite Construction Incorporated and the Western Farm Credit Bank, a private company. Mr. Brooks holds a B.S. from Yale University and an M.B.A. from the University of California, Berkeley.

WILLIAM G. HOWARD, JR.

   Dr. Howard, age 55, has been a director of the Company since December 1992. Since 1990, he has been an independent consulting engineer in microelectronics and technology-based business planning.

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From 1987 to 1990, Dr. Howard served as Senior Fellow of the National Academy of Engineering and, prior to that time, held various technical and management positions with Motorola, Inc., most recently as Senior Vice President and Director of Research and Development. He is a member of the National Academy of Engineering and a fellow of the Institute of Electrical and Electronics Engineers and of the American Association for the Advancement of Science. Dr. Howard also serves as a director of Ramtron International Corporation, Lockheed Martin Energy Resource Corp., Credence Systems, Inc., VLSI Technology, Inc., and Xilinx, Inc. Dr. Howard holds a B.E.E. and an M.S. from Cornell University and a Ph.D. in electrical engineering and computer sciences from the University of California, Berkeley.

PETER G. PARASKOS

   Mr. Paraskos, age 68, has served as a director of the Company since 1990. He served as a consultant to the Company from October 1, 1995 to September 30, 1996. Prior to that, he served as President and Chief Executive Officer of the Company from July 1990 until his retirement on September 30, 1995. He also served as President and Chief Executive Officer of BEI Systron Donner Company, a wholly-owned subsidiary of the Company, from July 1990 to April 1994, when it was reorganized into BEI Sensors & Systems Company, Inc. ("Sensors & Systems"). Mr. Paraskos joined the Company following the Company's acquisition of substantially all of the assets of four divisions of Systron Donner Corporation ("Systron Donner"), a manufacturer of avionics and aerospace sensors and subsystems. From 1986 to July 1990, Mr. Paraskos served as President and Chief Executive Officer of Systron Donner and served in positions as Executive Vice President and Chief Operating Officer and in general management of Systron Donner from 1983 to 1986. Mr. Paraskos holds two degrees in engineering from Columbia University and served in the Marine Corps as an infantry officer, fighter pilot and test pilot. He is a member of the Board of Nominations of the Aviation Hall of Fame and a life member of the Society of Experimental Test Pilots.

   The three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

CHARLES CROCKER

   Mr. Crocker, age 57, a founder of the Company, has served as Chairman of the Board of Directors of the Company since 1974, and has served as President and Chief Executive Officer of the Company since October 1995. Mr. Crocker served as President of Crocker Capital Corporation, a Small Business Investment Company, from 1970 to 1985. He also served as a general partner of Crocker Associates, a venture capital investment partnership, from 1970 to 1990. He currently serves as a director of Fiduciary Trust Company International, KeraVision, Inc., Superconductor Technologies Inc. and Pope & Talbot, Inc. Mr. Crocker holds a B.S. from Stanford University and an M.B.A. from the University of California, Berkeley.

GEORGE S. BROWN

   Mr. Brown, age 75, a founder of the Company, has served as a director of the Company since 1974. Mr. Brown served as President and Chief Executive Officer of the Company from 1974 until his retirement from that position in 1990, when he became a consultant to the Company. Prior to co-founding the Company, Mr. Brown served from 1971 until 1974 as Executive Vice President and General Manager of Baldwin Electronics, Inc., a subsidiary of D.H. Baldwin Company and the predecessor of the Company. Mr. Brown holds a B.S.E.E. from the University of Oklahoma.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

C. JOSEPH GIROIR, JR.

   Mr. Giroir, age 57, served as Secretary of the Company from 1974 until February 1995 and has served as a director of the Company since 1978. He is currently a member of the law firm of Giroir & Gregory, a Professional Association, which has rendered services to the Company. From 1965 to 1988, Mr. Giroir was a member of Rose Law Firm, a Professional Association. Mr. Giroir holds a B.A. and an L.L.B. from the University of Arkansas and an L.L.M. from Georgetown University.

GARY D. WRENCH

   Mr. Wrench, age 63, has served as Senior Vice President and Chief Financial Officer of the Company since July 1993 and as a director of the Company since February 1986. He served as Vice President of the Company from 1985 to July 1993, during which time he also served as President and Chief Executive Officer of BEI Motion Systems Company, a wholly-owned subsidiary of the Company which was reorganized into BEI Sensors & Systems Company, Inc. He served as President of Wrench Consulting Group, an independent consulting firm, from 1984 to 1985. From 1978 until 1983, Mr. Wrench served as Chief Operating Officer of Kratos Incorporated, a measurement and control devices manufacturer. From 1958 through 1978, he held various management positions with Hughes Aircraft Company. Mr. Wrench holds a B.A. from Pomona College and an M.B.A. from the University of California, Los Angeles.

BOARD COMMITTEES AND MEETINGS

   During the fiscal year ended September 28, 1996, the Board of Directors held four meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee or any committee performing a similar function.

   The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and to discuss the financial statements; recommends to the Board the independent accountants to be retained; receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and periodically reviews the results of the Company's internal audit program and responses by management. During fiscal 1996, the Audit Committee was composed of four directors: Mr. Brooks, Chairman of the Committee, and Messrs. Paraskos, Howard and Giroir. The Audit Committee met three times during fiscal 1996.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options and restricted stock to eligible executives, employees and consultants under the Company's stock option plans and restricted stock plan, administers the Company's employee stock purchase plan, stock option plans and restricted stock plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 1996, the Compensation Committee was composed of three non-employee directors: Mr. Brown, Chairman of the Committee, and Messrs. Brooks and Giroir. The Compensation Committee met four times during fiscal 1996.

   During fiscal 1996, all directors except Mr. Giroir attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served during the period for which he was a director or committee member. Mr. Giroir attended one of the four regular meetings of the Board and one of the three meetings of the Audit Committee and three of the four meetings of the Compensation Committee.

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                                  PROPOSAL 2

                        APPROVAL OF AMENDMENTS TO THE
                       1987 INCENTIVE STOCK OPTION PLAN

   The Board adopted the Company's 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan," and collectively, the "Plans") in November 1987. The Plans were approved by the stockholders in February 1988.

   In December 1989, the Board amended the Incentive Plan to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendments increased the aggregate number of shares authorized for issuance under the Incentive Plan so that the aggregate number of shares of the Company's Common Stock authorized for issuance under a common pool for both the Incentive Plan and the Supplemental Plan may not exceed 1,250,000 shares. In addition, the Board amended the Incentive Plan to modify the requirements related to stockholder approval of amendments to the Incentive Plan.

   As of January 8, 1997, options (net of canceled or expired options) covering an aggregate of 876,181 shares of the Company's Common Stock had been granted under the Incentive and Supplemental Plans, and only 373,819 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expirations of options) remained available for future grant under the Plans.

   During the last fiscal year, under the Incentive Plan, the Company granted options to purchase 5,000 shares at an exercise price of $7.125 per share to an employee who was not an executive officer. During the last fiscal year, under the Incentive Plan, the Company did not grant stock options to any other employees, including Named Executive Officers, or any current directors. During the last fiscal year, under the Supplemental Plan, the Company did not grant any stock options.

   In January 1997, the Board decided to combine the Incentive Plan and the Supplemental Plan into one plan. As such, it amended the Incentive Plan as follows: (i) to change the name to the Amended 1987 Stock Option Plan (the "Amended Plan"); (ii) to provide that both incentive stock options and nonstatutory stock options, or options which are not intended to qualify as incentive stock options, may be granted under the Amended Plan; (iii) to provide that consultants to the Company may be granted stock options, as they could under the Supplemental Plan; (iv) to increase the share reserve by 100,000 shares such that the aggregate share reserve under the Amended Plan equals 1,350,000; (v) to impose a limit on the number of shares which any one employee may be granted options under the Amended Plan during any one fiscal year, in accordance with Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); (vi) to extend the term of the Amended Plan to January 15, 2007, and (vii) to make conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was amended by the Securities and Exchange Commission (the "Commission") in May 1996. No further options will be granted under the Supplemental Plan after the date of the January 1997 amendments.


   Section 162(m) denies a deduction to any publicly-held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of
Section 162(m). To comply with provisions in the Treasury regulations promulgated under Section 162(m) related to qualifying compensation attributable to stock options as "performance-based compensation," (as such term is defined in the regulations), the Amended Plan provides that no employee may be granted options to purchase more than 250,000 shares of Common Stock during any one fiscal year. Previously, no such formal limitation was placed on the number of shares available for option grants to an employee during a fiscal year. This limitation is not intended to affect the determination of the Compensation Committee as to the size or frequency of grants made pursuant to the Amended Plan.


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   Proposal 2 requests that the stockholders approve the January 1997 amendments to the Amended Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve this Proposal 2.

             MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the Amended Plan are outlined below.

GENERAL

   Options granted under the Amended Plan are intended to be incentive stock options which qualify as "incentive stock options" as defined by Section 422 of the Code or "nonstatutory stock options," options which do not qualify as such. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive stock options and nonstatutory stock options.

PURPOSE

   The purpose of the Amended Plan is to provide a means by which selected employees of the Company and its affiliates and consultants to the Company can be given the opportunity to acquire Common Stock of the Company, to assist the Company in retaining the services of such persons, to secure the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company. Unless the context indicates otherwise, an "affiliate" of the Company refers to any "parent" or "subsidiary" of the Company as those terms are defined in Section 424 of the Code.

ADMINISTRATION

   The Board is authorized to delegate, and has delegated, administration of the Amended Plan to a committee of the Board (the "Compensation Committee"). The Compensation Committee is currently comprised of three members of the Board, and has the power to construe and interpret the Amended Plan and, subject to the provisions of the Amended Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, whether the option is designated an incentive stock option or nonstatutory stock option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board may at any time revest in itself administration of the Amended Plan. As used herein with respect to the Amended Plan, the "Board" refers to Board of Directors, or as applicable, the Compensation Committee.

ELIGIBILITY

   Options may be granted under the Amended Plan to directors, key employees (including officers) or consultants of the Company or any affiliates of the Company.

   No person may be granted options during any one fiscal year for more than 250,000 shares of the Company's Common Stock.

   No incentive stock option may be granted under the Amended Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Amended Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

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STOCK SUBJECT TO THE AMENDED PLAN

   An aggregate of 1,350,000 shares are reserved for issuance under the Amended Plan, including the 100,000 shares of this Proposal 2. Stock subject to the Amended Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If options or rights granted under the Amended Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such options or rights again becomes available for issuance under the Amended Plan.

TERMS OF OPTIONS

   The following is a description of the option provisions permitted by the Amended Plan. Individual option grants in any given case may be more restrictive as to any or all of the provisions permitted by the Amended Plan as described below.

     EXERCISE PRICE; PAYMENT. The exercise price for any option may not be less than the fair market value of the stock subject to the option on the date of grant for options granted under the Amended Plan, and in some cases (see "Eligibility" above), options under the Amended Plan may not be granted at an exercise price of less than 110% of such fair market value. As of January 14, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $10.50 per share.

     The exercise price of options granted under the Amended Plan must be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board, (A) by delivery to the Company of other Common Stock of the Company, (B) pursuant to a deferred payment arrangement (which may include the use of other Common Stock of the Company), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     OPTION EXERCISE. Shares covered by currently outstanding options under the Amended Plan typically vest over three years. Shares covered by options granted in the future may be subject to different vesting terms, determined by the Board in its sole discretion. The Amended Plan does not set forth any minimum number of shares with respect to which an option may be exercised; however, individual option agreements currently outstanding typically provide that an option may be exercised with respect to a minimum of one hundred (100) shares, with the exception of (i) an installment subject to exercise which consists of fewer than 100 shares, or (ii) the last exercise, as to which no minimum number is required.

     TERM. Options granted under the Amended Plan may have a maximum term of ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Under the Amended Plan, an option will terminate three months after the optionee ceases to render services to the Company or an affiliate, unless (i) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; or (ii) the optionee dies while employed by the Company or an affiliate, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) by the person or persons to whom the rights of such option pass by will or the laws of descent or distribution within eighteen months of the optionee's death; or (iii) the option by its terms specifically provides otherwise.

ADJUSTMENT PROVISIONS

   If there is any change in the stock subject to the Amended Plan or subject to any option granted under the Amended Plan (through merger, consolidation, reorganization, recapitalization, stock

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dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Amended Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

   The Amended Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, (i) any surviving corporation will be required either to assume options outstanding under the Amended Plan or to substitute similar options for those outstanding under such Plan, or
(ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such outstanding options will continue in full force and effect.

DURATION, AMENDMENT AND TERMINATION

   The Board may suspend or terminate the Amended Plan without stockholder approval at any time. Unless sooner terminated, the Amended Plan will terminate on January 15, 2007. The Board may also amend the Amended Plan at any time. However, no amendment of the Amended Plan will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would require stockholder approval in order to comply with Rule 16b-3, Section 422 of the Code, or any Nasdaq or securities exchange requirements. Subject to the foregoing, the Board may amend the Amended Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under the Code or to bring the Amended Plan or the incentive stock options granted thereunder into compliance with the Code.

RESTRICTIONS ON TRANSFER

   Under the Amended Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

FEDERAL INCOME TAX INFORMATION

   INCENTIVE STOCK OPTIONS. Incentive Stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

   There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

   If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

   NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options, or options not intended to qualify as incentive stock options, generally have the following federal income tax consequences:

   There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                  PROPOSAL 3

           APPROVAL OF AMENDMENTS TO THE 1992 RESTRICTED STOCK PLAN

   In February 1992, the Board adopted the 1992 Restricted Stock Plan (the "Restricted Stock Plan"), and reserved for issuance 350,000 shares of the Company's Common Stock under such plan. The stockholders approved the Restricted Stock Plan at the 1993 Annual Meeting.

   As of January 8, 1997, 334,250 shares of the Company's Common Stock had been issued pursuant to awards of restricted stock granted under the Restricted Stock Plan and only 15,750 shares (plus any shares that might in the future be returned to the Restricted Stock Plan as a result of termination or forfeiture) remained available for future issuance under the Restricted Stock Plan. During the last fiscal year, under the Restricted Stock Plan, the Company issued to all current executive officers as a group, 23,500 shares of restricted stock; and to all employees (excluding executive officers) as a group, 54,000 shares of restricted stock; and to all current directors who are not officers as a group, 10,000 shares of restricted stock.

   In January 1997, the Board amended the Restricted Stock Plan to (i) increase the share reserve to an aggregate of 700,000 shares; (ii) impose a limit on the number of shares which any one participant may receive under the Restricted Stock Plan during any one fiscal year, in accordance with Code
Section 162(m); (iii) extend the term of the Restricted Stock Plan to January 15, 2007, and (iv) make conforming changes to the Restricted Stock Plan in accordance with Rule 16b-3.

   To comply with requirements set forth in the Treasury regulations promulgated under Code Section 162(m), the Restricted Stock Plan was amended to provide that no employee may be granted rights to purchase more than 75,000 shares of Common Stock during any one fiscal year. Previously, no such formal limitation was placed on the number of shares available for purchase to an individual during a fiscal year. This limitation is not intended to affect the determination of the Compensation Committee as to the size or frequency of awards made pursuant to the Restricted Stock Plan. See "Federal Income Tax Information" in Proposal 2 above for a discussion of Section 162(m).

   Stockholders are requested in this Proposal 3 to approve the January 1997 amendments to the Restricted Stock Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve the amendments to the Restricted Stock Plan.

             MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

   The essential features of the Restricted Stock Plan are outlined below.

PURPOSE

   The purpose of the Restricted Stock Plan is to promote the long-term growth and profitability of the Company and the value of its Common Stock by providing certain key employees of the Company with increased incentive to contribute to the success of the Company and enabling the Company to attract, retain and reward persons of exceptional skill for positions of substantial responsibility.

ADMINISTRATION

   The Restricted Stock Plan is administered by the Compensation Committee. The Compensation Committee has the power to construe and interpret the Restricted Stock Plan and, subject to the provisions of the Restricted Stock Plan, to determine the persons to whom and the dates on which restricted stock will be granted, the number of shares to be granted, the provisions of each grant of restricted stock (which need not be identical), including the conditions and restrictions, if any, to which such shares will be subject, and the time or times when a person is permitted to purchase or receive stock pursuant to a grant made under the Restricted Stock Plan. The Board may at any time revest in itself administration of the Incentive Plan. As used herein with respect to the Incentive Plan, the "Board" refers to Board of Directors, or as applicable, the Compensation Committee.

ELIGIBILITY

   Participation in the Restricted Stock Plan is limited to officers and other employees of the Company or its subsidiaries (including directors who are officers or employees of the Company) who the Committee has determined are in a position to make substantial contributions to the success of the Company. Directors who are not officers or employees of the Company or any subsidiary of the Company are not eligible to participate in the Restricted Stock Plan. The Committee may require that a participant in the Restricted Stock Plan surrender for cancellation any or all outstanding stock options held by such participant in order to receive a grant of restricted stock under the Restricted Stock Plan.

   No one individual may be granted during any one fiscal year more than 75,000 shares of the Company's Common Stock under the Restricted Stock Plan.

STOCK SUBJECT TO THE RESTRICTED STOCK PLAN

   Subject to certain adjustments, the stock that may be issued pursuant to awards of restricted stock granted under the Restricted Stock Plan may not exceed in the aggregate 700,000 shares of Company's Common Stock. This number includes the 350,000 share reserve increase under this Proposal 3. Shares issued pursuant to the Restricted Stock Plan may be authorized but unissued shares, shares held in the treasury of the Company or shares purchased on the open market. In the event that any grant of shares of restricted stock expires or otherwise terminates or is forfeited, such shares of Common Stock again become available for issuance under the Restricted Stock Plan.

TERMS OF GRANTS OF RESTRICTED STOCK

   GENERAL. The Committee has the authority to grant restricted stock awards under the Restricted Stock Plan in the form of stock bonuses or through the sale of restricted stock. The terms of the stock bonus or restricted stock purchase agreements may change from time to time, and may vary among participants; however, each stock bonus or restricted stock purchase agreement will include the substance of the following provisions:

     CONSIDERATION. The purchase price under each stock purchase agreement will be an amount determined by the Committee and designated in the stock purchase agreement. Stock bonuses may, at the discretion of the Committee, be awarded in consideration of past services actually rendered to or for the benefit of the Company. The purchase price for restricted stock acquired pursuant to a stock purchase agreement will be paid either in cash at the time of purchase (or, at the discretion of the Committee, within 60 days thereafter) or in any other form of legal consideration that may be acceptable to the Committee.

     RESTRICTIONS. Each stock bonus or restricted stock purchase agreement will specify the restrictions applicable to the restricted stock award made thereunder, the duration of such restrictions and the time or times at which such restrictions lapse with respect to all or a specified number of shares that are subject to such stock bonus or restricted stock purchase agreement. Unless otherwise determined by the Committee, the restrictions on awards of restricted stock will typically lapse with respect to 15% of the total number of shares per year on the first, second, third, fourth and fifth anniversaries of the date of grant and with respect to the remaining shares subject to such award on the sixth anniversary of the date of grant. The Committee may accelerate the rate at which such restrictions lapse in the event certain stockholder value improvement goals established in the stock bonus or restricted stock purchase agreement have been met. Shares of restricted stock granted pursuant to a stock bonus or restricted stock purchase agreement will be held in escrow by the Company during the period such shares are subject to restriction. During such period, the participant will have all of the rights of a stockholder of the Company with respect to such shares of restricted stock unless otherwise determined by the Committee.

     NONTRANSFERABILITY. Rights under a stock bonus or restricted stock purchase agreement are not assignable by any participant under the Restricted Stock Plan otherwise than by will or the laws of descent and distribution during the period when such stock remains subject to restrictions under the terms of the applicable stock bonus or restricted stock purchase agreement.

     TERMINATION. Under the Restricted Stock Plan, in the event of termination of a participant's employment (other than termination of employment resulting from such participant's death, retirement or permanent and total disability, as defined in the Company's long-term disability insurance plan or the Code) during the period in which such shares remain subject to restriction under the stock bonus or restricted stock purchase agreement pursuant to which such shares were awarded, all shares as to which restrictions have not lapsed will be forfeited and subject to repurchase by the Company at the price per share paid by the participant for such shares. In the event of termination of a participant's employment as a result of such participant's death, retirement or permanent and total disability during such period, all remaining restrictions will lapse.

ADJUSTMENT PROVISIONS

   If any change is made in the stock subject to the Restricted Stock Plan or subject to any award granted under the plan (through reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, spin-off or any other change in the corporation structure of the Company or the Common Stock), the Committee will make appropriate adjustments in the classes and maximum number of shares subject to the plan and the classes, number of shares and price per share of stock subject to outstanding awards granted under the Restricted Stock Plan.

   Subject to certain limitations, in the event of a Change in Control of the Company, to the extent permitted by applicable law, any remaining restrictions on all shares of restricted stock granted under the Restricted Stock Plan will immediately terminate, and the Committee, as constituted before such Change of Control, may take any one or more of the following actions with respect to any outstanding award: (a) provide for the repurchase of such restricted stock by the Company at the request of the participant at the fair market value as of the date of such repurchase (which shall be the closing price of the Common Stock as reported in the Nasdaq National Market for the date in question, or if no sales of the Common Stock were reported as of such date, the closing price of the Common Stock on the most recent preceding day on which sales occurred; (b) make additional grants of restricted stock under the Restricted Stock Plan as the Committee deems appropriate to reflect such Change of Control; or (c) cause any new grant of restricted stock then outstanding or new rights substituted in exchange therefor to be assumed by the acquiring or surviving corporation upon such Change in Control. A Change in Control is defined in the Restricted Stock Plan to include (1) the acquisition of 50% or more of the then outstanding shares of Common Stock in a transaction or series of transactions by any entity, person or group of persons other than the Company or its subsidiaries, (2) a merger, consolidation or sale of all or substantially all of the assets of the Company, (3) a contested election of directors of the Company which results in a majority of the members of the Board recommended for election by the Company not being elected, (4) a change in the composition of a majority of the Board within a sixty-day period, or (5) any other event which results in change of voting power sufficient to elect a majority of the Board.

DURATION, AMENDMENT AND TERMINATION

   The Board may suspend or terminate the Restricted Stock Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Restricted Stock Plan will terminate on January 15, 2007.

   The Board may also amend the Restricted Stock Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would change any provision of the Restricted Stock Plan in any way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange requirements. The Compensation Committee may amend or modify any outstanding grant of restricted stock to the extent that the Committee would have had the authority to make such grant as so modified or amended, except that any modification or amendment that would materially adversely affect any grant previously made under the Restricted Stock Plan may not be made unless the participant to whom such grant was made consents in writing to such modification or amendment.

FEDERAL INCOME TAX INFORMATION

   Upon acquisition of stock under the Restricted Stock Plan, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages an amount based on the ordinary income recognized. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture or who are subject to Section 16(b) of the Exchange Act.

                                  PROPOSAL 4

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 27, 1997. Ernst & Young LLP (including its predecessor, Ernst & Whinney) has audited the Company's financial statements since 1975. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee or the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 27, 1997.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            IN FAVOR OF PROPOSAL 4

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 8, 1997 by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table and employed by the Company in that capacity on January 8, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                         BENEFICIAL OWNERSHIP(1)
                                      ----------------------------
                                        NUMBER OF      PERCENT OF
BENEFICIAL OWNER                          SHARES        TOTAL(2)
----------------                     ------------- -------------
Mr. Charles Crocker(3) .............    1,557,904         22.3%
  One Post Street
  Suite 2500
  San Francisco, CA

Brinson Partners, Inc.(4)  .........      627,100          9.0%
  209 S. LaSalle Street
  Chicago, IL
Kennedy Capital Management  ........      416,100          6.0%
  10821 Olive Boulevard
  St. Louis, MO

SoGen International Fund, Inc.(5) .       400,000          5.7%
  1221 Avenue of the Americas
  8th Floor
  New York, NY 10020

Dimensional Fund Advisors,
  Inc.(6) ..........................      398,900          5.7%
  1299 Ocean Avenue
  Penthouse
  Santa Monica, CA 90402-1005

Mr. Richard M. Brooks(7) ...........       10,000           *

Mr. George S. Brown(7)(8) ..........      106,752          1.5%

Mr. Robert R. Corr(7) ..............       28,700           *

Mr. C. Joseph Giroir, Jr.(7)  ......       10,000           *

Dr. William G. Howard, Jr(7)  ......            0           *

Dr. Asad M. Madni(7) ...............       60,267           *

Mr. Peter G. Paraskos(7)(9)  .......       96,603          1.4%

Dr. Lawrence A. Wan(7) .............       39,250           *

Mr. Gary D. Wrench(7)(10) ..........      120,419          1.7%

All executive officers and directors
  as a group (10 persons)(11) ......    2,029,895         28.0%

--------

  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon certain filings made with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (2) Applicable percentages are based on 6,982,509 shares outstanding on January 8, 1997, adjusted as required by rules promulgated by the Commission. Outstanding shares do not include 2,530,372 shares held as Treasury Stock as of January 8, 1997.

 (3) Includes 400,000 shares held by Charles Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 54,936 shares held in a trust of which Mr. Crocker is beneficiary and sole trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of these trusts.

 (4) Represents shares held by Brinson Partners, Inc. ("Partners") which has the sole power to vote and dispose of the shares held by it and shares held by Brinson Trust Company ("Trust") which has the sole power to vote and dispose of the shares held by it. Trust is a wholly-owned subsidiary of Partners which is a wholly-owned subsidiary of Brinson Holdings, Inc. ("Holdings"), which is a wholly-owned subsidiary of SBC Holding (USA), Inc. ("SBCUSA"), a wholly-owned subsidiary of Swiss Bank Corporation ("SBC"). SBC, SBCUSA and Holdings may be deemed to share the power to vote and dispose of all shares held by Partners and Trust, and Partners may be deemed to share the power to vote and dispose of all shares held by itself or Trust. Therefore, SBC, SBCUSA, Holdings and Partners each may be deemed a beneficial owner of all the shares held by Partners and Trust.

 (5) SoGen International Fund, Inc. shares with Societe Generale Asset Management Corp. the power to vote and dispose of all shares held by it.

 (6) Represents shares held by Dimensional Fund Advisors, Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Officers of Dimensional Fund Advisors, Inc. have sole power to vote and dispose of shares beneficially owned by it, including shares held by DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company.

 (7) Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Brooks, 10,000 shares; Mr. Brown, 39,624 shares; Mr. Corr, 16,000 shares; Mr. Giroir, 10,000 shares; Dr. Madni, 20,000 shares; Mr. Paraskos, 55,234 shares; Dr. Wan, 20,000 shares; Mr. Wrench, 82,400 shares; and all executive officers and directors as a group, 253,258 shares. Also includes shares which certain officers and directors have the right to vote pursuant to unvested portions of restricted stock awards as follows: Mr. Corr, 9,488 shares; Dr. Madni, 28,887 shares; Mr. Paraskos, 16,769 shares; Dr. Wan, 13,902 shares; Mr. Wrench, 16,743 shares; and all executive officers and directors as a group, 85,789 shares.

 (8) Includes 67,128 shares held in a revocable trust of which Mr. Brown and his wife, Mildred S. Brown, are beneficiaries and sole trustees. Mr. and Mrs. Brown, acting alone, each have the power to vote and dispose of such shares.

 (9) Includes 23,100 shares held jointly by Mr. Paraskos and his wife, Mary Paraskos. Mr. and Mrs. Paraskos have shared power to vote and dispose of such shares.

(10) Includes 21,276 shares held jointly by Mr. Wrench and his wife, Jacqueline Wrench. Mr. and Mrs. Wrench have shared power to vote and dispose of such shares.

(11) Includes the shares described in the Notes above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 28, 1996, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   During fiscal 1996, each non-employee director of the Company received a monthly fee of $1,000, with the exceptions of George Brown and Peter Paraskos (who served as consultants to the Company). Each non-employee director of the Company received a fee of $500 for each Board meeting attended and for each committee meeting attended by committee members and a fee of $250 for each telephone conference Board meeting in which such director participated. In the fiscal year ended September 28, 1996, the total compensation paid to non-employee directors for services as directors was $47,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

   Mr. Brown provides consulting services to the Company pursuant to an agreement under which he is paid a retainer of $3,000 per month and a fee of $750 per day of service. In the fiscal year ended September 28, 1996, the Company paid Mr. Brown $41,250 under the agreement.

   Pursuant to his employment agreement with the Company, Mr. Paraskos will continue to be covered under the Company's medical benefits plan and will receive certain other benefits from the Company not to exceed $6,000 annually.

   On September 30, 1995, the Company and Mr. Paraskos entered into a consulting agreement, which has now terminated, pursuant to which Mr. Paraskos received $8,333.33 per month for a one-year term and a single payment of $2,000 for consulting services provided to the Company.

   Pursuant to their consulting agreements with the Company, Mr. Brown and Mr. Paraskos participated in the Company's life insurance plan. The Company paid $606 in premiums in fiscal year 1996 on behalf of Mr. Paraskos and $372 in premiums on behalf of Mr. Brown.

   Dr. Howard provides consulting services to the Company pursuant to an agreement under which he is paid $1,000 per day of service in addition to his monthly director's fee of $1,000. In the fiscal year ended September 28, 1996, the Company paid Dr. Howard $500 under the agreement.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY OF COMPENSATION

   The following table shows, for the fiscal years ended September 28, 1996, September 30, 1995 and October 1, 1994, compensation awarded or paid to or earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers for fiscal 1996 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                               ANNUAL           COMPENSATION
                                           COMPENSATION(1)         AWARDS
                                           ---------------      ------------
                                                                 RESTRICTED           ALL OTHER
                                        SALARY(2)    BONUS     STOCK AWARDS(3)(4)   COMPENSATION(5)
NAME AND PRINCIPAL POSITION    YEAR       ($)         ($)           ($)                  ($)
----------------------------  ------   ----------    -----     ------------------   --------------
Mr. Charles Crocker ........    1996     260,775     35,000             0             3,252
  Chairman of the Board,        1995     195,150          0             0             3,240
  President and Chief           1994     195,150          0             0             3,830
  Executive Officer

Mr. Gary D. Wrench .........    1996     264,000     35,000        48,750             4,370
  Senior Vice President and     1995     264,000          0             0             4,223
  Chief Financial Officer       1994     246,000          0             0             5,314

Dr. Asad M. Madni ..........    1996     239,312     95,000        65,000             5,488
  President, BEI Sensors &
  Systems Company, Inc.

Dr. Lawrence A. Wan ........    1996     190,922     45,000        26,000             7,792
  Vice President,               1995     182,100     45,000        15,000             6,920
  Corporate Technology          1994     187,100          0        10,247             6,631

Mr. Robert R. Corr .........    1996     149,600     16,000        13,000             3,681
  Secretary, Treasurer          1995     139,600     12,000         7,875             3,635
  and Controller                1994     132,600      8,000         6,958             3,235

--------

(1) As permitted by rules promulgated by the Commission, no amounts are shown for "Other Annual Compensation" because no Named Executive Officer received "perquisites" in an amount exceeding the lesser of 10% of annual salary plus bonus or $50,000.

(2) Includes annual cash payments designated as automobile allowances, which did not exceed $11,400 for any individual in any year; also includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's Retirement Savings Plan.

(3) Represents the dollar value of shares awarded, calculated by multiplying the market value based on the closing sales price on the date of grant by the number of shares awarded. At September 28, 1996, the aggregate holdings and value (based on the closing sales price at fiscal year end 1996 of the Company's Common Stock as reported on the Nasdaq National Market multiplied by the number of shares held) of restricted stock of the Named Executive Officers was as follows: Gary D. Wrench, 18,419 shares, valued at $202,609; Asad M. Madni, 32,267 shares, valued at $354,937; Lawrence A. Wan, 14,250 shares, valued at $156,750; Robert Corr, 9,700 shares, valued at $106,700. The restrictions on awards of restricted stock lapse with respect to 15% of the total number of shares per year on the first, second, third, fourth and fifth anniversaries of the date of grant and with respect to the remaining shares subject to such award on the sixth anniversary of the date of grant. Dividends are paid on shares of restricted stock when, as and if the Board declares dividends on the Common Stock of the Company.

(4) During the past three fiscal years, the Company did not grant any stock options or issue any stock appreciation rights to any Named Executive Officer.

(5) Includes $2,078, $3,000, $2,999, $3,164 and $2,988 paid in fiscal 1996, to Messrs. Crocker, Wrench, Madni, Wan and Corr, respectively, and $2,150, $2,655, $2,796 and $2,854 paid in fiscal 1995 and $2,602, $3,936,
    $2,790 and $2,471 paid in fiscal 1994 to Messrs. Crocker, Wrench, Wan and Corr, respectively, as a normal contribution pursuant to the Company's Retirement Savings Plan. The remaining sum for each Named Executive Officer is attributable to premiums paid by the Company for group term life insurance.

                      STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its executive officers and key employees under the Incentive Plan and the Supplemental Plan. As of January 8, 1997, options to purchase a total of 411,696 shares had been granted and were outstanding under the Plans. Options to purchase 373,819 shares remained available for grant thereunder. During the fiscal year ended September 28, 1996, there were no stock options granted to the Named Executive Officers. The Company has not issued any stock appreciation rights. The following table shows, for fiscal 1996, certain information regarding options exercised, and held at year end, by the Named Executive Officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES(1)

                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                        OPTIONS AT FY-END (#)                AT FY-END ($)
                       ---------------------------     ---------------------------
NAME                   EXERCISABLE/UNEXERCISABLE(2)    EXERCISABLE/UNEXERCISABLE(3)
----                   ----------------------------    ----------------------------
Mr. Crocker .....                  0 / 0                            0 / 0
Mr. Wrench ......             92,000 / 0                      624,500 / 0
Dr. Madni .......             20,000 / 0                       75,000 / 0
Dr. Wan .........             20,000 / 0                      162,400 / 0
Mr. Corr ........             16,000 / 0                       85,000 / 0

--------

(1) Mr. Wrench exercised an option to purchase 4,000 shares of the Common Stock. None of the other Named Executive Officers exercised any stock options.

(2) Includes both "in-the-money" and "out-of-the-money" options.

(3) The fair market value of the underlying shares on the last day of the fiscal year less the exercise price.

                            EMPLOYMENT AGREEMENTS

   The employment arrangements between the Company and Mr. Wrench, Senior Vice President, Chief Financial Officer and a director of the Company, provide that if Mr. Wrench is terminated by the Company, he will receive from the Company his then full-time current salary for twelve months after such termination.

   The employment agreement between the Company and Dr. Madni, President of BEI Sensors & Systems Company, Inc., renew annually on the anniversary date of the agreement. The agreement provides that if the Company terminates Dr. Madni without cause or a change in control of the Company occurs and Dr. Madni executes a general release of liability, he will receive from the Company his then current full-time salary and medical, dental and life insurance benefits for the 12 months following the termination or change of control, his annual bonus prorated to the date of termination or change in control and an amount equal to the average of the bonuses paid Dr. Madni over the prior 3 completed fiscal years. The employment arrangements include an agreement that Dr. Madni will refrain from activities of a competitive nature for a period of 2 years after termination of employment or a change in control of the Company.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   As noted above, the Compensation Committee consists of Messrs. Brown, Brooks and Giroir. Mr. Brown retired in July 1990 as President of the Company and continues to serve as a consultant to the Company. Mr. Giroir served as Corporate Secretary of the Company until February 1995 for which he received no compensation in addition to that received as director's fees.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION(1)

   The Compensation Committee is composed of three non-employee directors. The Committee is responsible for, among other things, setting the compensation of executive officers, including any stock-based awards to such individuals under the Company's 1987 Plan, Supplemental Plan and 1992 Restricted Stock Plan (collectively, the "Plans"). The current members of the Committee are Messrs. Brown, Brooks and Giroir. Mr. Brown retired in July 1990 as President of the Company and continues to serve as a consultant to the Company.

   The Committee seeks to compensate executive officers in a manner designed to achieve the primary goal of the Company's stockholders: increased stockholder value. In furtherance of this goal, the Committee determines a compensation package that takes into account both competitive and performance factors. Annual compensation of Company executives is comprised of salary and bonus, an approach consistent with the compensation programs of most electronics companies. A substantial portion of the cash compensation of each executive officer is contingent upon the Company's performance. Bonuses, therefore, may be substantial, may vary significantly for an individual from year to year, and may vary significantly among the executive officers. Another significant component of compensation of executive officers is restricted stock grants which vest at approximately 15% per annum over a six year period. In the past, incentive stock options also were a significant part of the compensation of some of the executive officers.

   The Committee determined salaries for fiscal 1996 in November 1995 for all executive officers. In adjusting the base salary of the executive officers, the Compensation Committee examines both competitive and qualitative factors relating to Corporate and individual performance. In connection with its examination of competitive factors, the Committee reviewed an independent survey of base salaries paid by other electronics companies of comparable size. In many instances, assessment of qualitative factors necessarily involves a subjective assessment by the Committee. In determining salaries for executive officers for fiscal 1996, the Committee relied primarily on the evaluation and recommendation of Mr. Crocker of each officer's responsibilities for fiscal 1996 and performance during fiscal 1995.

   In November 1995, for fiscal 1996, the Committee increased the base compensation of Mr. Corr by 7.3%, Dr. Madni by 6.7% and Dr. Wan by 5.0%. Based on the Committee's review of competitive factors and performance, the base compensation for the remaining executive officers was not increased. No change to Mr. Crocker's base salary was made at the November 1995 meeting although he had assumed the positions of President and Chief Executive Officer in addition to that of Chairman of the Board on October 1, 1995. However, in the Compensation Committee meeting of March 1996, the Committee increased Mr. Crocker's salary to an annual rate of $326,400 (a 67.3% increase) effective April 1, 1996.

   The Company has a Management Incentive Bonus Plan under which members of management are eligible to receive cash bonuses based on the achievement of specific operating results established at the beginning of the fiscal year. In December 1996, the Committee evaluated operating results for fiscal 1996 against the established targets. Determining that such targets were generally achieved, the Committee awarded Mr. Corr $16,000; Mr. Crocker $35,000; Dr. Madni $95,000; Dr. Wan $45,000 and Mr. Wrench $35,000.

   The Company uses the Plans to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of a restricted stock

--------

(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

award or incentive stock option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer's services to the Company, the competitiveness of the officer's overall compensation arrangements and the performance of the officer. Based on a review of this mix of factors, during fiscal 1996 the Committee made no grants of incentive stock options to any executive officers, but awarded in December 1996, restricted stock grants to Mr. Corr (3,000 shares), Dr. Madni (8,000 shares), Dr. Wan (5,000 shares) and Mr. Wrench (6,000 shares).

   Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's Amended Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant and any shares of Company's Common Stock sold under the Restricted Stock Plan at a price at least equal to the fair market value of the Company's Common Stock on the date of the award shall be treated as "performance-based compensation." As a result, the Company's stockholders have been asked to approve amendments to these plans which would allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option or award of a purchase right to be deductible by the Company.

George S. Brown            Richard M. Brooks            C. Joseph Giroir, Jr.

                    PERFORMANCE MEASUREMENT COMPARISON(1)

   The following graph shows the value of an investment of $100 on September 28, 1991 in cash of (i) the Company's Common Stock, (ii) the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) the CRSP Total Return Industry Index for Nasdaq Non-Financial Companies. All values assume reinvestment of the full amount of all dividends and are calculated as of the last trading day of the applicable fiscal year of the Company(2):

          COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

                            BEI ELECTRONICS, INC.
                           PROXY PERFORMANCE GRAPH
                          FOR THE YEAR ENDED 9/28/96

                                    1991       1992       1993       1994        1995       1996
                                 --------- ---------  --------- --------- --------- ---------
BEI Electronics, Inc. .........    $100.0     $ 83.9     $ 94.9     $ 58.3      $ 85.6     $131.1
NASDAQ U.S. Companies .........    $100.0      110.3     $147.4     $148.7      $205.4     $244.5
NASDAQ Non-Financial Companies     $100.0     $103.7     $138.5     $137.7      $191.9     $224.7

--------

(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Fiscal year ending on the Saturday nearest September 30.

                             CERTAIN TRANSACTIONS

   The Company's By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Company's By-Laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

                                OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ ROBERT R. CORR

                                          Robert R. Corr
                                          Corporate Secretary

January 27, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BEI ELECTRONICS, INC., ONE POST STREET, SUITE 2500, SAN FRANCISCO, CA 94104.

                                   APPENDIX A

                              BEI ELECTRONICS, INC.
                         AMENDED 1987 STOCK OPTION PLAN

                            Adopted November 10, 1987
                   Approved by Stockholders February 22, 1988
                          As last amended January 1997
                      Approved by Stockholders March, 1997

                                  INTRODUCTION

     This Amended 1987 Stock Option Plan (the "Plan") was initially adopted in 1987 as the 1987 Incentive Stock Option Plan (the "Incentive Plan"), and provided only for the grant of options intended to qualify as incentive stock options. In 1987 the Company also adopted the 1987 Supplemental Stock Option Plan (the "Supplemental Plan") to provide for the grant of options not intended to qualify as incentive stock options. In January 1997, the Incentive Plan was amended and restated to provide for, among other things, the grant of options which are not intended to qualify as incentive stock options. No options will be granted under the Supplemental Plan after the date of the January 1997 amendments to this Plan.

         1.       PURPOSE.

                  (a) The purpose of this Plan is to provide a means by which selected key employees and directors of and consultants to BEI Electronics, Inc. (the "Company") and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

                  (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                  (c) The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                  (d) The Company intends that the options designated as "incentive stock options" be incentive stock options as that term is used in
Section 422 of the Code. Options which are not intended to qualify as "incentive stock options" are designated as "nonstatutory stock options."

         2.       ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall

                                       1.

have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

                  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                           (1)  To determine from time to time which of the
persons eligible under the Plan shall be granted options; whether an option shall be an incentive stock option or a nonstatutory stock option; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                           (2)  To construe and interpret the Plan and options
granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (3)  To amend the Plan as provided in paragraph 10.

                           (4)  Generally, to exercise such powers and to
perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  (c) The Board may delegate administration of the Plan to a committee composed of two (2) or more persons (the "Committee"). In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board of Directors shall thereafter be to the Committee). The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (d) The term "Non-Employee Director" as used in this Plan shall mean a member of the Board who either (i) is not a current employee or officer of the Company or any Affiliate, does not receive compensation (directly or indirectly) from the Company or any Affiliate for services rendered as a consultant or in any capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

                                       2.

                  (e) The term "Outside Director" as used in this Plan shall mean a director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         3.       SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one million three hundred fifty thousand (1,350,000) shares of the Company's common stock. This number reflects the one million two hundred fifty thousand (1,250,000) shares of the Company's common stock reserved for issuance under the common share reserve for the Incentive Plan and the Supplemental Plan plus (ii) an additional one hundred thousand (100,000) shares reserved for issuance under this Plan in January 1997. If any option granted under this Plan, the Incentive Plan or the Supplemental Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for this Plan.

                  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                  (c) An incentive stock option may not be granted to an eligible person under the Plan if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000). Should it be determined that the options or portions thereof exceeds such maximum, such options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

         4.       ELIGIBILITY.

                  (a) Incentive stock options may be granted only to key employees (including officers) of the Company or its Affiliates. Nonstatutory stock options may be granted only to key employees (including officers), directors and consultants of the Company or its Affiliates.

                  (b) No person shall be eligible for the grant of an incentive stock option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market

                                       3.

value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

                  (d) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no person shall be eligible to be granted options covering more than two hundred fifty thousand (250,000) shares of the Company's common stock in any fiscal year.

         5.       OPTION PROVISIONS.

                  Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

                  (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

                  (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

                  (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the option (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or Committee in their discretion. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                  (d) An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option shall be transferable to the extent specifically provided for in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of the nonstatutory stock option, then such option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to such domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

                                       4.

                  (e) The total number of shares of stock subject to an option may, but need not, vest in periodic installments (which may, but need not, be equal). From time to time, the option may be exercised with respect to some or all of the vested shares which have not previously been exercised. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                  (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

                  (g) An option shall terminate three (3) months after termination of the optionee's employment or service with the Company or an Affiliate, unless (i) the termination of employment or service of the optionee is due to such person's permanent and total disability, within the meaning of
Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination; or (ii) the optionee dies while in the employ or service of the Company or an Affiliate, or within not more than three (3) months after termination of such employment or service, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or service, or (b) that it may be exercised more than three (3) months after termination of the optionee's employment or service with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or service.

                  (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or service with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

                                       5.

         6.       COVENANTS OF THE COMPANY.

                  (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

                  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

         7.       USE OF PROCEEDS FROM STOCK.

                  Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

         8.       MISCELLANEOUS.

                  (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised, or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

                  (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                  (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ or service of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment or service of any eligible employee or optionee with or without cause.

         9.       ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of

                                       6.

shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

                  (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect.

         10.      AMENDMENT OF THE PLAN.

                  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

                  (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

                  (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

         11.      TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 15, 2007. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

                  (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

                                       7.

         12.      EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote.

                                       8.

                                   APPENDIX B

                              BEI ELECTRONICS, INC.
                           1992 Restricted Stock Plan
                            As amended January, 1997

1.       Purpose

         The purpose of this Plan is to promote the long-term growth and profitability of the Company and the value of its Common Stock by (i) providing certain individuals who provide services to the Company with increased incentive to contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward persons of exceptional skill for positions of substantial responsibility.

2.       Definitions

         Whenever used herein, the following terms shall have the meanings set forth below:

         (a) "Board" or "Board of Directors" means the Board of Directors of BEI Electronics, Inc.

         (b)      "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the Compensation Committee designated by the Board which shall consist of two (2) or more members of the Board who shall, in the discretion of the Board, consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non- Employee Directors, in accordance with Rule 16b-3.

         (d) "Common Stock" shall mean the Common Stock, $.001 par value, of BEI Electronics, Inc.

         (e)      "Company" means BEI Electronics, Inc. and/or its Subsidiaries.

         (f) "Disability" means a permanent and total disability as defined in the BEI Long- term Disability Plan or, if designated by the Committee with respect to a grant under the Plan, Section 22(e)(3) of the Code.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" means the closing price of the Common Stock as reported on the Nasdaq National Market (or other securities exchange) for the date in question, or if no sales of the Common Stock were reported on such day, the closing price of the Common Stock on the last preceding day when the sale of Common Stock was reported on the Nasdaq National Market.

         (i)      "Non-Employee Director" means a member of the Board who either
                  (i) is not a current employee or officer of the Company or any "affiliate," does not receive compensation (directly or indirectly) from the Company or any "affiliate" for

                                       1.

                  services rendered as a consultant or in any capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (j) "Outside Director" means a member of the Board who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a member of the Board, or (ii) is otherwise considered an "outside director" for purposes of
                  Section 162(m) of the Code.

         (k) "Participant" means an individual to whom Restricted Stock is granted under the Plan.

         (l) "Restricted Stock" means Common Stock granted to a Participant pursuant to section 6 of the Plan.

         (m) "Retirement" means retirement as that word is defined in any pension or retirement plan sponsored by the Company which is applicable to a Participant.

         (n) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 in effect when discretion is being exercised with respect to the Plan.

         (o) "Subsidiary" means a corporation, 50% or more of whose voting securities are owned by the Company.

3.       Administration

         The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to (i) select Participants,
(ii) determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders and the Participants in the Plan. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                                       2.

4.       Shares Available for the Plan

         Subject to adjustments as provided in section 12 of the Plan, up to an aggregate of 700,000 shares of Common Stock may be issued pursuant to the Plan. Such reserve is comprised of (i) 350,000 shares reserved for issuance upon adoption of the Plan plus (ii) an additional 350,000 approved by the Committee in January 1997. Shares issued under the Plan may be authorized but unissued shares, shares held in the treasury of the Company, or shares purchased on the open market. To the extent any grant under the Plan expires, terminates unexercised, becomes unexercisable or is forfeited, such shares shall thereafter be available for further grants under the Plan.

5.       Participation

         Participation in the Plan shall be limited to those officers, directors and other employees of the Company who are believed by the Committee to be in a position to make a substantial contribution to the success of the Company. Nothing in the Plan or in any grant thereunder shall confer any right on any employee or director to continue in the employ or service of the Company or shall interfere in any way with the right of the Company to terminate an employee or director at any time.

         Subject to the provisions of section 12 relating to adjustments upon changes in stock, no person shall be eligible to receive more than seventy-five thousand (75,000) shares of Restricted Stock in any fiscal year.

6.       Restricted Stock

         The Committee may at any time and from time to time grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it determines. Each grant of Restricted Stock under the Plan shall be evidenced by a restricted stock agreement which shall contain such terms and conditions not inconsistent with the Plan as the Committee shall determine; provided, however, that each grant of Restricted Stock shall satisfy the following requirements:

         (a) Shares of Restricted Stock may be granted as a bonus and issued for no consideration other than services rendered, or may be sold to a Participant at such price and for such consideration as may be determined by the Committee, provided, however, that the Company shall receive the minimum amount required for such shares to be fully paid, nonassessable shares under Delaware law. To the extent that consideration is to be paid for Restricted Stock, the Participant will be required to make such purchase within sixty (60) days of the grant of the award.

         (b) Each grant of Restricted Stock shall specify the restrictions applicable thereto, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the grant. The restricted period shall terminate for 15% of the shares so granted on each of the first five anniversaries of the grant and the final 25% restriction will terminate

                                       3.

                  on the sixth anniversary of the grant unless the Committee shall otherwise determine. The Committee may elect to accelerate the vesting should certain preestablished three (3) year stockholder wealth improvement goals be met.

         (c) The Committee may require, at its discretion, that Participants surrender for cancellation any outstanding stock options granted to such Participants pursuant to the Company's stock option plans.

         (d) The Participant shall be required to deposit the shares of Restricted Stock with the Company during the restriction period and to execute a blank stock power therefor.

         (e) The Participant shall, during the restriction period, have all of the rights of a stockholder of the Company, including the right to vote the shares and to received dividends (or amounts equivalent to dividends), unless the Committee shall otherwise determine.

         (f) Upon termination of a Participant's employment during the restriction period, all shares of Restricted Stock as to which restrictions have not lapsed shall be forfeited; provided, however, that no shares of Restricted Stock shall be forfeited upon termination of employment due to Retirement, Disability or death. In any such event, any remaining restriction period shall terminate for all Restricted Stock of the retired, disabled or deceased Participant, as the case may be. In the event that a Participant forfeits any shares of Restricted Stock, the Company shall reacquire such shares and shall pay to the Participant an amount equal to the amount, if any, paid by the Participant for such shares.

7.       Change in Control

         In the event of a Change in Control, any remaining restrictions on all shares of Restricted Stock shall immediately terminate and the Committee, as constituted before such Change in Control, may, as to any outstanding grant, take any one or more of the following actions: (i) provide for the purchase of such Restricted Stock by the Company, upon a Participant's request in an amount equal to such stock's Fair Market Value; (ii) make additional grants of Restricted Stock as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such new grant then outstanding, or new rights substituted therefor, to be assumed by the acquiring or surviving corporation upon such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement pertaining to such grants as it may deem equitable and in the best interests of the Company.

         For purposes of the Plan "Change in Control" shall be deemed to have occurred if (a) any entity, person or Group (other than the Company or a Subsidiary) acquires shares of Common Stock in a transaction or in a series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding shares of Common Stock; (b) there is a merger, consolidation or sale of all or substantially all of the assets of the Company; (c) there is a contested election of directors of the Company which results in a majority of the members of the Board recommended by the

                                       4.

Company not being elected; (d) there is a change in composition within a sixty
(60) day period of a majority of the Company's Board of Directors; or (e) there is any other event which results in change in voting power sufficient to elect a majority of the Board.

         A "Group" shall consist of two or more persons acting as a partnership, limited partnership, syndicated, or other group for the purpose of acquiring, holding or disposing of voting securities of the Company.

8.       Withholding Taxes

         The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for Common Stock issued thereunder, that the Participant pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Common Stock. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant any federal, state or local taxes of any kind required by law or be withheld with respect to any grant or to the delivery of Common Stock under the Plan.

         Subject to Committee approval, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares of Restricted Stock) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with a grant or a delivery of Common Stock under the Plan. Such election must be made on or before the date the amount of tax is to be withheld is determined and, if applicable, subject to rules and regulations under Section 16(b) of the Exchange Act. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value on the date last preceding the date the amount of tax to be withheld is determined.

9.       Transferability

         No Restricted Stock granted under the Plan shall be transferable other than by will or the laws of descent and distribution during the restriction period.

10.      Listing and Registration

         If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any Restricted Stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such shares shall be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

11.      Transfers

         Transfer of a Participant from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another shall not be considered a termination of employment or service. Nor shall it be considered a termination of employment or service if a Participant is placed on military or sick leave or such other leave of absence which is

                                       5.

considered as continuing intact the employment or service relationship; in such a case, the employment or service relationship shall be continued until the date when the Participant's employment or service shall be terminated.

12.      Adjustments

         In the event of any change affecting shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, spin-off, or any other change in the corporate structure of BEI Electronics, Inc. or the Common Stock, the Committee shall make such substitution or adjustment as appropriate in the number and kind of shares reserved for issuance under the Plan and in the number and kind of shares covered by grants made under the Plan.

13.      Termination and Modification of Plan

         The Board of Directors, without further approval of the stockholders, may amend, suspend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if such approval would be required for continued compliance with Rule 16b-3, Section 422 of the Code, or any Nasdaq or securities exchange listing requirements.

         The Committee may amend or modify the grant of any outstanding Restricted Stock in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which restrictions on shares are to be removed, except that no modification may be made that would materially adversely affect any grant previously made under the Plan without the written approval of the Participant. The Committee is authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

14.      Effective Date

         The Plan shall be effective as of January 1, 1992.

                                       6.

                              BEI ELECTRONICS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 6, 1997

         The undersigned hereby appoints Charles Crocker and Gary D. Wrench, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BEI Electronics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BEI Electronics, Inc. to be held at BEI Sensors & Systems Company, Inc., Duncan Electronics Division, 15771 Red Hill Avenue, Tustin, CA 92680 on Thursday, March 6, 1997 at 1:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                   (continued and to be signed on other side)

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED
BELOW.

Proposal 1: To elect three directors to hold office until the 2000 Annual Meeting of Stockholders.

[ ]   FOR all nominees listed below (except   [ ]  WITHHOLD AUTHORITY to vote
      as marked to the contrary below).            for all nominees listed
                                                   below.

Nominee:  Richard M. Brooks, William G. Howard, Jr., and Peter G. Paraskos.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

Proposal 2: To approve the Company's 1987 Incentive Stock Option Plan, as amended, as proposed in the proxy statement.

[ ]   FOR                     [ ]   AGAINST                [ ]   ABSTAIN

Proposal 3: To approve the Company's 1992 Restricted Stock Plan, as amended, as proposed in the proxy statement.

[ ]   FOR                     [ ]   AGAINST                [ ]   ABSTAIN

Proposal 4: To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending September 27, 1997.

[ ]   FOR                     [ ]   AGAINST                [ ]   ABSTAIN

                              Please sign exactly as name appears hereon.
                              If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                              Dated: ____________, 1997

                             ___________________________________________________

                             ___________________________________________________
                                               Signature(s)

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.